UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement under Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

PACER INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 19, 2010

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Pacer International, Inc., which will be held on Tuesday, May 4, 2010, beginning at 2:00 P.M., Eastern Time. The meeting will be held at the Company’s offices located at 6805 Perimeter Drive in Dublin, Ohio 43016. The purpose of the meeting is to consider and vote upon the proposals explained in the notice of annual meeting and the proxy statement.

This year, we are again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a notice instead of a paper copy of this proxy statement and our 2009 annual Report on Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2009 Annual Report on Form 10-K and a form of proxy card or voting instruction card. All shareholders who do not receive a notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. We believe that this process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, your vote is important. You may vote by proxy over the Internet or by telephone, or, if you requested paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Thank you for your ongoing support and continued interest in Pacer International, Inc.

Sincerely,

Daniel W. Avramovich
Chief Executive Officer and
Chairman of the Board of Directors

2300 Clayton Road, Suite 1200

Concord, California 94520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Pacer International, Inc. will be held at 2:00 P.M., Eastern Time, on Tuesday, May 4, 2010, at the Company’s offices located at 6805 Perimeter Drive, Dublin, Ohio 43016 for the following purposes:

1.	To elect four directors;
2.	To ratify the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for our 2010 fiscal year; and
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 5, 2010 are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Lisa Ormand Taylor
Vice President, Assistant General Counsel and Corporate Secretary
March 19, 2010

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about March 19, 2010.

IMPORTANT

Your vote is very important. Whether or not you expect to attend the meeting in person, we urge you to vote your shares. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Information about the Annual Meeting—How to Vote” beginning on page 2 of this proxy statement. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option at any time before the annual meeting.

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are being made available to you over the Internet or paper copies of these materials are being delivered to you by mail as an owner of the common stock, $.01 par value, of Pacer International, Inc., in connection with the solicitation of proxies by the Board of Directors, or the “Board,” for use at Pacer’s 2010 annual meeting of shareholders. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the “SEC,” and that is designed to assist you in voting your shares.

Unless the context requires otherwise, references in this proxy statement to “Pacer,” the “Company,” “we,” “us,” or “our” refer to Pacer International, Inc. and its consolidated subsidiaries, and references to our “2009 fiscal year” refer to our fiscal year ended December 31, 2009.

This year, we are again using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a notice of Internet availability of proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail or e-mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

In addition, we are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting. We are also providing the notice of availability of the proxy materials by e-mail to those shareholders who have previously elected to receive delivery of these materials electronically. Those shareholders should have received an e-mail containing a link to the website where these materials are available and a link to the proxy voting website.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2010 annual meeting of shareholders by the proxies named in the proxy materials provided to you. We first mailed our shareholders a notice containing instructions on how to access our 2010 proxy statement and 2009 annual report and vote online or by toll-free number on or about March 19, 2010. The notice also provides instruction on how shareholders can request a paper copy of our proxy statement and annual report and enroll in electronic delivery of these documents.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	May 4, 2010
2:00 P.M., Eastern Time
6805 Perimeter Drive
Dublin, Ohio 43016

Items to be Voted Upon	You will be voting on the following matters:

•	The election of four directors;
•	The ratification of the appointment of our independent registered public accounting firm for the 2010 fiscal year; and
•	Such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, March 5, 2010. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 34,904,051 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Access Proxy Materials over the Internet	Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the annual meeting on the Internet; and
•	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at http://www.pacer.com/annualmeeting.htm.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an on-going basis. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How to obtain a paper copy of the proxy materials	Shareholders receiving a notice of Internet availability of proxy materials by mail or e-mail will find instructions about how to obtain a paper copy of the proxy materials on their notice. All shareholders who do not receive the notice or an e-mail will receive a paper copy of the proxy materials by mail.

How to Vote	You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker, trustee or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on March 5, 2010, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting. Whether you hold shares directly as the shareholder of record or through a bank, broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

•

By Internet—Shareholders who received a notice of Internet availability of proxy materials by mail or e-mail may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
•

By Telephone—Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-540-5760 and following the instructions. Shareholders of record who have received a notice of Internet availability of proxy materials by mail or e-mail must have the control number that appears on their notice available when voting. Shareholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most shareholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on voting instruction card provided by their bank, broker, trustee or nominee. Those shareholders should check the voting instruction card for telephone voting availability.

•

By Mail—Shareholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

How Votes Are Counted	If you sign, date, mark and return your signed proxy card before the annual meeting or vote online or by telephone, we will vote your shares as you direct. For the election of directors, you have three choices: you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” the matter or you may “ABSTAIN” from voting.

If you vote by proxy but do not specify how you want to vote your shares, the persons appointed as proxies will vote your shares:

•	“FOR” the election of all nominees for director identified on pages 5 and 6;
•	“FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and
•	In the discretion of the persons named as proxies on the enclosed proxy card as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Deadline for Voting	If you hold shares as a shareholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker, trustee or nominee.

Changing Your Vote	You can change your vote or revoke your proxy at any time before the polls close at the annual meeting by:

•	Submitting a new proxy with a later date by signing and returning the new proxy card to the Company before the annual meeting;
•	Voting again over the Internet or by telephone before 11 p.m., Eastern Standard Time, on May 3, 2010;
•	Attending the annual meeting and voting in person; or
•	Sending written notice of revocation addressed to our Corporate Secretary.

Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold in “street name,” you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with the procedures provided to you by your bank, broker, trustee or nominee or, if you obtained a legal proxy from your bank, broker, trustee or nominee to vote your shares, you may change your vote by attending the meeting and voting in person.

Quorum	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Pacer’s common stock being present in person or by proxy.

Votes Required	Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The ratification of the appointment of the independent registered public accounting firm will be approved if the votes cast at a meeting at which a quorum is present favoring the ratification exceed the votes cast opposing it.

Other matters, if any, will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our charter or bylaws or the Tennessee Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Tennessee corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by banks, brokers, trustees or nominees as to which instructions have not been received from the beneficial owners entitled to vote and the bank, broker, trustee or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes are not considered votes opposing the election of a director, the ratification of the appointment of our independent registered public accounting firm or other actions that may properly come before the meeting, and accordingly, will have no effect on these matters.

Please note that the New York Stock Exchange, or the “NYSE,” rules applicable to how brokers vote your shares have changed. Your brokerage firm or other nominee may no longer vote your shares with respect to Proposal 1, Election of Directors, without specific instructions from you as to how to vote with respect to the election of each of the four nominees for director, because the election of directors is no longer considered a “routine” matter under the NYSE rules. Under the rules of the NYSE, your brokerage firm or other nominee is entitled to vote your shares on Proposal 2, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker or other nominee. If you give instructions on how to vote to your bank or broker, you may later revoke the instructions by taking the steps described in the information that you receive from your bank or broker.

Solicitation	Pacer will bear the entire cost of soliciting proxies, including preparation, assembly, posting on the Internet, printing and mailing of this proxy statement, the notice of Internet availability of proxy materials, the proxy card and any additional information furnished to shareholders. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. Directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board is presently composed of seven members. Our charter and bylaws provide that our Board shall be divided into three classes that serve staggered three-year terms. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

The Board, acting through the Nominating and Corporate Governance Committee, or the “Governance Committee,” seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. The Governance Committee regularly reviews the composition of the Board in light of the Company’s changing requirements, its assessment of Board performance and the inputs of shareholders and other key constituencies. The Governance Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and a record of achievement, constructive and congenial personal attributes and the ability and commitment to devote sufficient time and energy to Board service. Individual qualities can include matters such as experience in the Company’s industry either as a provider or user of the Company’s services and technical experience (such as financial, legal or technological). As more fully discussed under “Corporate Governance Practices-Qualifications and Skills Considered in Evaluating Candidates for Directors,” in identifying candidates for director, the Governance Committee and the Board take into account, among other things, (1) the comments and recommendations of directors regarding the qualifications and effectiveness of the existing or potential Board members or additional qualifications that may be required when selecting new directors that may be made in connection with the Board’s annual self-examination process, (2) the requisite expertise and sufficiently diverse backgrounds of the Board’s overall membership composition, (3) the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board, and (4) all other factors it considers appropriate.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies that follow.

Set forth below is biographical information for each person nominated for election as a director and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers. If elected at the annual meeting, Mr. Chantland would serve until the 2012 annual meeting and each of Messrs. Avramovich, Coates and Giftos would serve until the 2013 annual meeting and, in each case, until his successor is elected and qualified or until his earlier death, resignation or removal.

Nominee for Election for a Two-Year Term Expiring at the 2012 Annual Meeting

Dennis A. Chantland

Dennis A. Chantland, age 67, was elected as a director of our Company in June 2009. Currently an independent consultant providing financial, administrative, and operating management expertise to a variety of companies, Mr. Chantland retired from Williams Sonoma, the specialty retail, catalog and e-commerce company, in 1999 after serving as Executive Vice President, Administration and Chief Financial Officer since 1995. Since starting his career at U.S. Steel Corporation, Mr. Chantland held senior executive positions in several divisions of Target Corporation, formerly Dayton Hudson Corporation, over a period of 17 years. He has an MBA in Finance from College of St. Thomas and has served on the boards of the Arthritis Foundation of Boston and San Francisco, Skaggs Retail Institute at Brigham Young University, and Prophet Brand Strategy, a San Francisco based consulting firm. Mr. Chantland’s particular qualifications as a director include his 40 years of experience in senior management positions with manufacturing, distribution and retail companies, which as heavy users of transportation services represent key customers for the Company, and his background leading financial, accounting and administrative functions in complex organizations. As such, he brings a shippers’ perspective of the challenges of managing and operating a supply chain and buying transportation services from a spectrum of logistics and transportation providers as well as a specialized background in accounting, financial and administrative issues.

Nominees for Election for a Three-Year Term Expiring at the 2013 Annual Meeting

Daniel W. Avramovich

Daniel W. Avramovich, age 58, joined our Company in June 2008 as Retail Intermodal Services President. He was promoted to Chief Operating Officer in June 2009 and to Chief Executive Officer, or “CEO,” of the Company on December 16, 2009. Prior to joining Pacer, Mr. Avramovich served as Executive Vice President, Sales & Marketing of Kansas City Southern, a rail carrier, from May 2006 to May 2008 and as President, Network Services Americas for Exel plc, a provider of contract logistics and supply chain management, from 2003 to 2006. From 2000 to 2003, he served as President, Exel Direct for Exel plc. Mr. Avramovich was appointed as Chairman of the Board on December 16, 2009, in connection with his promotion to CEO of the Company.

J. Douglass Coates

J. Douglass Coates, age 67, has served as a director of our Company since September 2007. From 1993 through December 2008, Mr. Coates served as a Principal of the Manalytics division of TranSystems Corporation, a San Francisco-based consulting firm specializing in the transportation, logistics and supply chain industry, and President of TranSystems’ Management and Supply Chain Consulting practice. He retired from TranSystems in January 2009. Since that time, he has provided independent consulting services to various companies. Before joining Manalytics in 2003, Mr. Coates spent five years with American President Lines, or “APL,” as President of American Consolidation Services. In addition, he was Vice President of Marketing for American President Distribution Services (formerly National Piggyback), one of the largest shippers’ agents in North America. Mr. Coates also serves as a director of TenCate (North America), a United States subsidiary of a multinational company that combines textile technology with related chemical processes to develop and produce specialized materials applied in the following areas: safety and protection, aerospace, sport and recreation, and infrastructure and the environment. Mr. Coates was nominated as a director of our Company due to his long experience as a consultant to many different companies in the transportation, logistics and supply chain industry which allows him to share a perspective on best practices in the industry and the shipping needs of a diverse group of users of transportation services. His past work experience with APL, which was our parent corporation until May 1999 and which has a number of long-term agreements with us, also allows him to bring valuable insights to his service as a director.

P. Michael Giftos

P. Michael Giftos, age 63, has served as a director of our Company since April 2004. During his 29-year career with CSX Corporation and its subsidiaries, Mr. Giftos served in many executive management positions. From April 2000 through his retirement in March 2004, Mr. Giftos served as Executive Vice President and Chief Commercial Officer. Before that assignment, Mr. Giftos spent more than a decade as CSX Transportation’s Chief

Legal Officer. While employed at CSX, Mr. Giftos served as a director of TTX Company, a provider of rail cars and related freight car management services to the North American rail industry. Mr. Giftos currently serves as a director of Alpha Natural Resources, Inc., a coal supplier which merged with Foundation Coal Holdings Inc., also a coal supplier, on July 31, 2009. He serves on the audit committee, the nominating and corporate governance committee, and the safety, health and environmental committee of Alpha Natural Resources. Mr. Giftos joined the Board of Directors of Foundation Coal Holdings in December 2005, where he served as a member of its audit and nominating committees. As a long-time executive with one of the Company’s main suppliers of rail transportation services and with his extensive background in legal and transportation matters and experience as a member of other boards of directors, Mr. Giftos brings to his service as a director an awareness of and insight into a variety of issues facing the Board and the Company, including legal matters, trends and strategies affecting the rail industry as well as long-term relationships with other key personnel in the rail industry.

Directors Continuing in Office until the 2011 Annual Meeting

Robert S. Rennard

Robert S. Rennard, age 72, has served as a director of our Company since September 2002. Since 1999, Mr. Rennard has been an independent consultant to enterprises engaged in worldwide logistics or automotive-related activities. From 1996 to 1999, he served as a senior vice president with The Compass Group, a provider of consulting and executive search services located in Birmingham, Michigan. He retired from Ford Motor Company in 1996 as director for Worldwide Logistics and Distribution. From 1962 to 1996, Mr. Rennard held a number of key positions for the automotive company. These included chief operating officer for Autolatina, a joint venture between Ford and Volkswagen covering all automotive and credit company activities in Brazil and Argentina, as well as automotive exports from those countries. He has been chief financial officer of four operating locations and has served as audit committee chairman for two independent companies. He also serves as Corporate Secretary of Rennard Investments, a private investment company. Having served as a Company director since September 2002 and through his service with Ford, Mr. Rennard offers worldwide business experience, institutional knowledge about prior Board and Committee deliberations and Company operations, insight into current trends, and perspectives on executive leadership development programs, logistics, trucking and railroad business practices and the automotive industry, which accounts for approximately 20% of the Company’s annual revenues. He is also particularly qualified to serve on the Audit Committee due to his prior experiences as a chief financial officer and audit committee chair for other companies.

Robert F. Starzel

Robert F. Starzel, age 69, has served as a director of our Company since January 2006. Since November 2006, he has been of counsel to Holme Roberts & Owen, a Denver-based regional law firm, in its San Francisco office. From 2004 to 2005, he served as Chairman of The SF Newspaper Company, owner of The Examiner, a San Francisco newspaper. From 2000 to 2004, he served in a consulting role as Senior Representative of the Chairman of Union Pacific Corporation. From March 1998 to 2000, he served as Senior Vice President of Union Pacific Corporation, and from 1996 to February 1998, he was Regional Vice President of Union Pacific Railroad Company. From 1988 to 1996, he was Vice Chairman of Southern Pacific Transportation Company. Mr. Starzel currently serves on the San Francisco Advisory Board of the Salvation Army. In selecting and retaining Mr. Starzel as a director, the Governance Committee and Board have particularly recognized his background as a lawyer and his lengthy experience as an executive with railroads and, in particular, with Union Pacific, the Company’s primary supplier of rail transportation services.

Directors Continuing in Office until the 2012 Annual Meeting

Robert J. Grassi

Robert J. Grassi, age 63, has served as a director of our Company since March 2009. An independent consultant to clients in the global shipping industry since 2003, Mr. Grassi served as the President and CEO of CSX World Terminals, LLC, the international terminal business of CSX Corporation, from 1999 to 2003 and had a number of executive positions in his twenty-two year career with Sea-Land Service, Inc., a U.S.-based ocean shipping company, culminating with service as the Chief Financial Officer of Sea-Land Service, Inc., from 1991 to 1999, except from 1996 to 1997 when he served as Senior Vice President – Atlantic Division and Asia, Mid-East, Europe Division, of Sea-Land. Mr. Grassi was selected as a director for a variety of reasons, particularly his qualification as an “audit committee financial expert” and his work experience with CSX, a key rail transportation supplier, and Sea-Land, an ocean shipping line, a key type of customer for our intermodal operation. As such, he brings to the Board significant insight and experience from both a rail supplier and shipping customer perspective.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH NAMED NOMINEE.

DIRECTOR INDEPENDENCE

The Board has determined that Messrs. Chantland, Coates, Giftos, Grassi, Rennard and Starzel are “independent” as independent is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, Inc., or the “NASDAQ Rules,” and that the members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and Rule 10A-3(b)(1) of the SEC promulgated thereunder. The Board based these determinations primarily on a review of responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. The Board also reviewed the relationships between Pacer and the companies with which our directors are affiliated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

REVIEW, APPROVAL AND RATIFICATION OF

TRANSACTIONS WITH RELATED PERSONS

Under its charter, the Audit Committee is responsible for reviewing the Company’s existing related party transactions annually and for approving in advance any new related party transactions that must be disclosed under Item 404 of Regulation S-K (generally transactions involving payments in excess of $120,000 in which a related person has a material direct or indirect interest). The Audit Committee also reviews and approves any arrangements, transactions or courses of dealing between the Company and related parties that are significant in size or involve terms or other aspects that materially differ from those that would likely be negotiated with independent parties. In addition, the Audit Committee reviews and reassesses periodically the Company’s policies and procedures for the internal review and approval of transactions with members of management, including the review and approval of officers’ expense accounts and perquisites and use of corporate assets. In providing its advance approval of any related party transaction that must be disclosed under Item 404 of Regulation S-K, the Audit Committee will consider whether the transaction involves terms or other aspects that materially differ from those that would likely be negotiated with independent parties.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. This process is described under the heading “Contact the Board” in the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Other information contained on our website does not constitute a part of this proxy statement.

2009 DIRECTOR COMPENSATION (1)

The following table sets forth the compensation of our non-employee directors for services during 2009. The members of our Board who are employees of the Company do not receive compensation for their service on our Board or any committee of our Board but are reimbursed for their out-of-pocket expenses. The compensation of two employees who served as directors during 2009, Messrs. Avramovich and Uremovich, are shown in the tables that follow the Compensation Discussion and Analysis. Donald C. Orris, who served as a director until our annual meeting of shareholders in May 2009 and as an employee during 2009, did not receive any separate compensation as a director; accordingly, his compensation is omitted from the table.

Name	Fee Earned or Paid in Cash ($)(2)	Option Awards ($)(3)(4)	Total ($)
Dennis A. Chantland (5)	$50,978	$23,520	$74,498
Andrew C. Clarke (6)	$52,304	—	$52,304
J. Douglass Coates	$86,000	—	$86,000
P. Michael Giftos	$85,000	—	$85,000
Robert J. Grassi (7)	$71,196	$36,480	$107,676
Robert S. Rennard	$87,500	—	$87,500
Robert F. Starzel	$85,188	—	$85,188

(1)	The columns of the Director Compensation Table relating to stock awards, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to the directors with respect to 2009.

(2)	This column shows the aggregate dollar amount of all fees earned or paid in cash for services as a director in 2009, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. The retainer for directors is $5,000 per month. Our non-employee directors receive a $3,000 fee for each regular Board meeting that they attend and $500 for each special meeting attended by telephone or videoconference. Each director who participates in an extraordinary, in-person meeting of the Board or a Committee receives a fee of $2,000 per day. The Chairman and members of the standing committees are identified below in the discussion about each of our standing committees. The Chairman of the Audit Committee receives an additional annual retainer of $5,000; the Chairs of the Governance Committee and Compensation Committee each receive an additional annual retainer of $3,000; and the members of each committee receive an additional annual retainer of $2,000.

(3)	Non-employee directors upon their initial election to the Board are granted an option to purchase 12,000 shares of our common stock which vests in four equal annual installments beginning on the first anniversary of the grant date, subject to the director’s continued service on such anniversary date. The amount shown in the table above is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The table below sets forth the grant date and the number of options held by each non-employee director at December 31, 2009. The number of unexercisable options is determined as of December 31, 2009, the last day of our fiscal year.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable at December 31, 2009	Number of Securities Underlying Unexercised Options (#) Unexercisable at December 31, 2009
Dennis A. Chantland	6/1/2009	—	12,000
J. Douglas Coates	9/12/2007	6,000	6,000
P. Michael Giftos	11/19/2004	9,000	—
Robert J. Grassi	3/1/2009	—	12,000
Robert S. Rennard	1/30/2003	12,000	—
Robert F. Starzel	1/4/2006	9,000	3,000

(4)	The grant date fair values of the option grants to Messrs. Chantland and Grassi are estimated using the Black-Scholes valuation model, the assumptions noted in the following table and the graded vesting method. The expected term of stock options is based on an analysis of historical exercise behavior. The expected volatility is based on the change in weekly prices of our stock over a 104-week period preceding each grant date. The risk-free interest rate is based on the implied yield on U.S. Treasury issues with a term equal to the expected term of the option. The dividend yield reflects our suspension of the payment of dividends in February 2009 due to the current economic environment.

Name	Expected Option Term	Volatility	Risk- Free Interest Rate	Dividend Yield
Dennis A. Chantland	7.3	61%	3.3%	0%
Robert J. Grassi	7.3	57%	2.5%	0%

(5)	Mr. Chantland was appointed to the Board effective June 1, 2009.

(6)	Mr. Clarke resigned from the Board effective August 5, 2009. All unexercised options held by Mr. Clarke were forfeited without being exercised on the three-month anniversary of the date on which he ceased to be a director.

(7)	Mr. Grassi was appointed to the Board effective March 1, 2009.

BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING ATTENDANCE

During 2009, our Board held eleven meetings, acted by unanimous written consent four times and had a number of other informal discussions as a group through telephone conferences. The Board has a standing Audit Committee, Compensation Committee and Governance Committee. All of the directors attended 75% or more of the combined total meetings of the Board and the committees on which they served during 2009, except Mr. Orris whose term of service as a director ended at the annual meeting of shareholders on May 5, 2009. Our Corporate Governance Guidelines require that regularly scheduled sessions of our non-management directors be held at least twice per calendar year as part of scheduled Board meetings. During 2009, we held an executive session at each of our four quarterly in-person meetings.

The Company does not have a policy regarding Board member attendance at annual shareholders meetings. Six of our directors attended the 2009 annual meeting of shareholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Responsibilities, Members and Meetings.    The Governance Committee has been delegated responsibility for recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; advising the Board with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and the Company’s management. The current members of the Governance Committee are Messrs. Giftos (Chairman), Grassi and Starzel. Mr. Clarke served on the Governance Committee until his resignation on August 5, 2009, and Mr. Coates served on the Governance Committee through August 5, 2009, at which time the committees were reconstituted and Messrs. Grassi and Starzel replaced Messrs. Clarke and Coates. The Governance Committee met five times during 2009 and acted by unanimous written consent once.

CORPORATE GOVERNANCE PRACTICES

Committee Charter.    We have adopted a charter of the Governance Committee. The charter of the Governance Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Under its charter, the Governance Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, independent counsel or other advisors as it deems reasonably necessary to discharge its duties.

Corporate Governance Principles.    Our Board has long been focused on and committed to responsible and effective corporate governance, and formally adopted Corporate Governance Principles in August 2005. Our Governance Committee is responsible for overseeing the Corporate Governance Principles and reporting and making recommendations to our Board concerning corporate governance matters. Our Corporate Governance Principles address matters including Board composition, director independence, selection of Board nominees, Board membership criteria, director compensation, director tenure, retirement and succession, director service on other boards and changes in their principal occupation, executive sessions of non-management directors, evaluation of the CEO and succession planning, and self-evaluation of the Board and Board committees.

Under our Corporate Governance Principles, if a nominee for director is an incumbent director who does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors, the director will promptly offer to resign from the Board. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the offered resignation. The Board will act on the offered resignation, taking into account the Governance Committee’s recommendation, and will publicly disclose the decision and the rationale behind it with 90 days from the date of certification of the election results. If the Board does not accept the incumbent director’s resignation, the director will continue to serve as a member of the Board.

A copy of our Corporate Governance Principles is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com.

Board Leadership Structure.    Since the Company’s founding, the Company’s CEO has also served as Chairman of the Board. In December 2009, when the position of CEO was transitioned from Mr. Uremovich to Mr. Avramovich, the Board confirmed its historical practice by appointing Mr. Avramovich to the Board and naming him as Chairman upon his promotion to CEO. The Board has considered separating the position of Chairman from that of CEO or appointing a lead independent director but has determined that, given the present structure and make-up of the Board and its Committees, having the CEO also serve as Chairman of the Board is the most appropriate leadership structure for the Company for a number of reasons.

First, the Board believes that the executive with day-to-day management responsibilities is in the best position to identify developing trends and strategic issues that require Board input, particularly in view of the complexity of the Company’s business, i.e., in buying and selling a broad array of transportation and logistics services (intermodal, ocean, long-haul, drayage, less-than-truckload, warehousing, supply chain management, etc.) to different types of customers (automotive companies, transportation intermediaries, consumer products, manufacturers, steamship lines, etc.) and in different geographic regions. This complexity, when combined with the strategic challenges the Company faces in today’s economic and competitive environment, has led the Board to confirm its decision that combining the roles of Chairman and CEO under one person is in the best interests of the Company and its shareholders.

Second, under the Board’s current practices and policies, the directors have significant influence in setting the Board’s agenda and providing candid recommendations to senior management. Our Corporate Governance Guidelines provide that directors and management of the Company may originate topics to be reported and acted upon at Board meetings that relate to the business and affairs of the Company and its subsidiaries. Consistent with these guidelines, during 2009, when the Board and its Committees held their quarterly in-person meeting, the non-management directors also held a preliminary meeting to set the agenda for the executive session, and then following the regular meeting, they held a lengthy executive session. After these executive sessions, which addressed a variety of strategic issues, the non-management directors discussed with the CEO and other selected members of the senior management team their recommendations and instructions for action by the Company. These frequent and extensive executive sessions that do not include the CEO and the candid feedback and specific direction provided to the CEO as a result of these sessions effectively provided the benefit that might have been obtained by separating the Chairman and CEO positions but without losing the advantages noted above from maintaining the combined Chairman and CEO position.

Third, the Board noted that its leadership structure also comprises the service of three independent directors as Chairs of the Board Committees: Audit, Compensation and Governance. The Board Committee structure and chairmanship by an independent director provides significant additional opportunities for the independent directors to exert their influence over agenda-setting and management oversight. Our Corporate Governance Guidelines provide that the Committee members and management of the Company may originate topics to be reported and acted upon at Committee meetings that relate to the responsibilities delegated to the Committee. As contemplated by the Corporate Governance Guidelines, the Committee Chairmen and Committee members are given the opportunity and have placed items on the agendas of their Committees as well as on the Board’s and on other Committees’ agendas.

Accordingly, after considering the foregoing factors as well as the size of our Board, the collegial and collaborative nature of the Board discussions with the CEO and in executive sessions, the independent directors’ active involvement and proven influence with management, and the fact that the Board only includes one person, the CEO, who is an executive or former executive of the Company and that all the other directors are independent under the NASDAQ Rules, the Board continues to believe that combining the roles of Chairman and CEO is the most effective leadership structure for the Company.

In view of its decision to combine the roles of Chairman and CEO under one person, the Board has also considered whether it would be advisable to formally appoint a lead independent director. Under the Board’s current practices and policies, we have experienced different directors taking an active lead on specific topics and issues, depending upon their business and professional expertise, Committee assignments and personal interests. Each Committee Chairman has participated in setting agendas, acted as liaison between the Committee members and the Board Chairman, and presided at executive session meetings, and thereby has served as lead director for the matters within his Committee’s purview. We have also rotated the role of Committee Chairman among various directors, giving different individuals the opportunity to serve in these key Board leadership positions.

In addition to the leadership role played by Committee Chairmen and Committee decisions on the Company’s direction, we have an open process for establishing executive session agendas and robust executive session discussions. As previously discussed, at our quarterly in-person meetings we hold a preliminary session to solicit each director’s suggestions for topics for discussion at the executive session and to reach consensus on the topics to be put on the executive session agenda. This allows each director a voice in agenda-setting. Then each in-person meeting includes an executive session. Our Corporate Governance Guidelines contemplate that the non-management directors will either select a non-management director to preside at each executive session or will establish a procedure by which the presiding director for each executive session will be selected. Our current procedure is to rotate the role of presiding director for the executive session among the three Committee Chairmen, with the Committee Chairman serving in that presiding role until the next quarterly in-person meeting of the Board at which time the presiding director role rotates to a different Committee Chairman. Accordingly, the Board does not utilize a single lead director but relies on the Committee Chairmen to perform the functions typically performed by an independent lead director, thereby giving several directors an opportunity to fill typical lead director roles and be actively engaged in the Board’s oversight functions.

Board’s Role in Risk Oversight.    Like other companies, the Company faces a variety of risks, including credit risks, liquidity risks, operational risks, compliance risks, competitive risks, fraud and internal control risks, events beyond its reasonable control and other risks, many of which are further described in the Company’s

Annual Report on Form 10-K for the year ended December 31, 2009 and other filings with the SEC. To address the variety of risks, the Board has delegated oversight of certain risks to the Audit Committee and the Compensation Committee and retains oversight over other risk management issues.

Under its charter, the Audit Committee is charged with (1) reviewing with the Company’s management and independent auditors the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, (2) reviewing material legal and regulatory matters affecting the Company, including any matters that may have a material impact on the Company’s financial statements, and (3) reviewing and discussing with the Company’s management and independent auditors the Company’s operational and accounting internal controls, including a review of whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct. In exercising its delegated responsibilities, the Audit Committee reviews, among other matters, the Company’s anti-fraud and compliance programs (including its code of ethics, anonymous complaint system, policy on securities trading, disclosure controls processes, delegations of authority, and information technology security policies), and its insurance programs. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company’s CEO, Chief Financial Officer, or “CFO,” and independent auditors regularly, as well as periodically with the other senior management executives, to discuss the existing and potential risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also meets in executive session with the General Counsel to discuss material litigation, governmental inquiries (if any), and other material legal or regulatory issues.

In designing the annual audit plan, the Company’s financial reporting team and internal auditors perform a business risk assessment, including an assessment of the risk of fraud or material misstatement at the corporate, business unit and transaction processing level. This risk assessment is discussed with the Audit Committee, which is charged approving the annual internal audit plans. A similar risk assessment is conducted by the independent accountants in formulating their annual audit plan, which is also subject to review and approval by the Audit Committee. The head of the Company’s internal audit group reports directly to the Audit Committee and meets quarterly with the Audit Committee in executive session to discuss the Company’s internal controls. The Audit Committee provides quarterly reports to the Board about its activities, the Audit Committee minutes are distributed to all directors, and many Audit Committee meetings are also attended by the directors who are not Committee members. Accordingly, all directors remained informed of the risk oversight activities of the Audit Committee.

While the Audit Committee exercises oversight over the Company’s internal controls, anti-fraud, legal and regulatory compliance programs to address financial reporting risks, oversight of other business risks remains at the full Board level. The Board, as a whole, has oversight responsibility for the Company’s overall strategic and operational risks, such as major initiatives, competitive markets, products and services, sales and marketing and information technology. Throughout the year, the Board reviews and discusses these risks with the CEO, CFO and other members of the management team and receives presentations on business strategies for the Company as a whole and at the business unit level. These presentations review competitive, operational, and other business risks facing the Company along with strategies and practices to address and mitigate these risks. The Board exercises oversight of credit and liquidity risks through its annual approval of the Company’s operating budget and monitors these risks with quarterly review of the Company’s financial results compared to the budget and prior year performance. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board.

The Compensation Committee of the Board reviews and assesses the Company’s overall compensation program and its effectiveness at both linking executive compensation to performance and aligning the interests of our executives and our shareholders. The purpose of this review is to ensure that our compensation programs and policies do not encourage excessive risk-taking. As part of this review and assessment, the Compensation Committee considers the risks, if any, associated with the Company’s compensation program and the related compensation policies and procedures, including those related to the performance goals and metrics used, considers appropriate methods of minimizing any such risk, and reports its findings to the Board. For a further discussion of the Compensation Committee’s role in risk management, see “Compensation Committee – Compensation Policies and Procedures as They Relate to the Company’s Risk Management.”

Policy for Consideration of Candidates for Director; Consideration of Diversity.    Set forth below under the heading “Qualifications and Skills Considered in Evaluating Candidates for Director” are the factors that the Board and Governance Committee consider in evaluating directors. The Board and the Governance Committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather, the Board and the Governance Committee evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to the qualifications and skills considered in evaluating candidates for director (as set forth below) and make a determination regarding whether a candidate should be recommended to the shareholders for election as a director. As part of this evaluation, the Governance Committee and the Board consider, as one of the qualifications of directors, whether the nominee possesses such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. As a buyer and seller of transportation and logistics services, the Board has sought to have a diversity of viewpoints and backgrounds by selecting directors that are knowledgeable about the industry sectors key to the Company’s success, including rail transportation providers, steamship lines, automotive companies, and large shippers, and a diversity of skills and education, including management, financial, accounting and legal training.

Consideration of Candidates Recommended by Shareholders.    The Governance Committee will consider nominees for director suggested by shareholders who meet the requirements and procedures discussed below. The Company has not previously received any notice of any candidate for director recommended by a shareholder. If such a recommendation were received, the Governance Committee would apply the same evaluation criteria to a candidate suggested by shareholders that it would use for a candidate recommended by management, other directors, an executive search firm or other sources.

Qualifications and Skills Considered in Evaluating Candidates for Director.    In recommending and selecting a nominee for director, the Governance Committee and the Board consider the following criteria:

1.	whether the nominee would be “independent” (as independence is defined in Rule 5605(a)(2) of the NASDAQ Rules), would meet the heightened independence requirements of NASDAQ Rule 5605(c)(2) and SEC Rule 10A-3(b)(1) for service on the Audit Committee and would not have a relationship, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;
2.	whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;
3.	whether the nominee would be considered to have “financial sophistication” as described in applicable NASDAQ Rules or to be an “audit committee financial expert” as described in SEC regulations (as incorporated into the Audit Committee charter);
4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;
5.	in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;
6.	whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member;

7.	whether the nominee possesses such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company;
8.	whether any nominee who is an existing director continues to be suitable for continued service; and
9.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service.

Procedures for Shareholders Recommending Director Candidates for Consideration by the Committee.    Any shareholder wishing to suggest a candidate for director for consideration by the Governance Committee should write to the Corporate Secretary, at the Company’s offices in Concord, California, and include:

1.	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Governance Committee,
2.	the name, age and contact information for the candidate,
3.	a statement of the candidate’s business and educational experience,
4.	to the extent practicable, information regarding each of the factors listed above sufficient to enable the Governance Committee to evaluate the candidate,
5.	information about any relationship or understanding between the proposing shareholder and the candidate, and
6.	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Corporate Secretary will forward properly submitted shareholder-proposed candidates to the Chairman of the Governance Committee for consideration at a future Governance Committee meeting.

Procedures for Shareholders Wishing to Nominate Director Candidates.    In addition to proposing nominees for consideration to the Governance Committee, under our bylaws, shareholders may also directly propose nominees for consideration at an annual meeting, or at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of such meeting. The Company’s Second Amended and Restated Bylaws, as amended, establish deadlines and procedures that a shareholder must follow to nominate a director at any such meeting. A person must be a shareholder of record entitled to vote in the election of directors generally at the meeting both on the date that such person gives notice of the nomination for director and at the time of the meeting. The shareholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after that anniversary, then, in order to be timely, a shareholder’s notice must be received at the Company’s principal executive offices not more than 90 calendar days before the actual meeting date nor later than the later of 60 days before the date of such annual meeting or the tenth day after the date on which public announcement of such annual meeting is first made. Provided that our Board has determined that directors are to be elected at a special meeting of shareholders pursuant to our notice of meeting, a shareholder may nominate a director for election at the special meeting only if such shareholder gives written notice of such director nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary not later than the close of business on the tenth day after the date on which notice of such special meeting is first given to shareholders.

Our bylaws set forth specific requirements that such shareholders and written notices must satisfy. Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder and the underlying beneficial owner, if any, on whose behalf the nominee is being proposed, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any agreements, understandings or arrangements or other material relationships between the shareholder and beneficial owner, if any, and the nominee.

Our bylaws also state specific eligibility requirements that shareholder nominees for director must satisfy, which require such nominees to:

•

complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:
•

is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question, referred to as a “Voting Commitment,” that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

•

in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Copies of those requirements will be forwarded to any shareholder upon written request. Our bylaws are also available on the “Investor” pages of our website at www.pacer.com.

In addition to these requirements discussed above, a shareholder proposing persons for election as a director at an annual meeting or special meeting of shareholders must also comply with all applicable requirements of the Exchange Act and SEC regulations with respect to nominations for director.

For more information about deadlines for submission of shareholder nominations for next year’s shareholder meeting, please see the section below entitled “Notice of Shareholder Proposals.”

Selection of Nominees Named in this Proxy Statement.    Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. For example, our newest director, Dennis Chantland, was proposed by Mr. Coates, who personally knew Mr. Chantland. The Board and the Governance Committee have not retained any executive search firms or other third parties to identify or evaluate director candidates in the past. The Governance Committee approved the selection of each nominee for director named in this proxy statement.

COMPENSATION COMMITTEE

Responsibilities, Members and Meetings.    The Compensation Committee reviews and approves compensation policies and forms of compensation provided to our directors and executive officers, considers management’s recommendations for the annual incentive plan, approves our cash incentive programs, administers our equity incentive plans and approves the recipients and terms of equity awards under these plans.

The members of the Compensation Committee are Messrs. Coates (Chairman), Chantland, Giftos, and Rennard. Mr. Starzel served on the Committee until August 5, 2009 at which time the committees were reconstituted and Mr. Chantland replaced Mr. Starzel as a member of the Compensation Committee. The Compensation Committee met eight times during 2009 and acted by unanimous written consent twice.

Committee Charter.    We have adopted a charter of the Compensation Committee. The charter of the Compensation Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com.

Scope and Authority of the Committee.    The Compensation Committee is responsible for:

a.	establishing, reviewing and approving the overall executive compensation philosophy and policies of the Company;
b.	determining the compensation of the Company’s CEO and other executive officers including base salary, bonus target levels, stock option grants, restricted stock awards, other equity compensation, and other compensation;
c.	making recommendations to the Board with respect to the adoption of any new cash or equity incentive compensation plans or new forms of compensation payable to the executive officers;
d.	reviewing and approving any annual or long-term cash bonus or incentive compensation plans in which the executive officers of the Company participate;
e.	administering cash or equity incentive compensation, including approving, ratifying or amending grants or awards made under any such plans, and reviewing and monitoring awards under such plans, all in accordance with the Committee’s authority and other terms set forth in such plans;
f.	reviewing and approving for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions, if the terms of such agreements, arrangements or provisions are in excess of the authority delegated to members of management under the Company’s Commitment Authorities Guidelines (or any successor delegation of authority) as more fully described below;
g.	recommending to the Board the amount and form of compensation of non-management directors; and
h.	performing other duties delegated to the Committee by the Board under various executive compensation plans.

Under our Commitment Authorities Guidelines, our Board has delegated to the CEO, CFO and Vice President with responsibility for Human Resources the authority to create a new position or fill a vacant position with base salary of up to $300,000, a 50% target bonus percentage and severance up to 24 months, except that compensation of any executive officer must be approved by the Compensation Committee.

The Compensation Committee has not delegated any authority to make option grants or equity awards to management or any other persons. Such authority may be delegated by the Committee only as permitted under the terms of the applicable equity compensation plan and applicable law.

Role of Compensation Consultants.    Under its charter, the Compensation Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense after notice to the Company, such compensation consultants, independent counsel or other advisors as it deems reasonably necessary to discharge its duties. Neither the Compensation Committee nor the

Company has regularly engaged compensation consultants. In November 2008, the Compensation Committee requested Towers Perrin to advise and assist the Compensation Committee in implementing a special incentive program for the CEO and executive officers as well as a general long-term incentive program for executive officers and other key employees. The Compensation Committee instructed Towers Perrin to provide information on current market practices related to incentive plan design, design various alternative plans, discuss the alternatives with the Compensation Committee and management, and provide a final recommended approach. Representatives of Towers Perrin presented their findings and recommendations to, and received additional direction from, the Compensation Committee at its February 2009 meeting. In late 2009, the Compensation Committee engaged Towers Perrin (now Towers Watson) to update its studies of compensation practices of the Company’s peers. Representatives of Towers Watson attended the February 2010 meeting of the Compensation Committee, reported on the results of its competitive market assessment for the top 15 positions with Pacer, provided recommendations on long-term equity and annual cash incentive programs, and discussed potential revisions to the proposed programs with the Compensation Committee. To date, no action has been taken on the recommendations of Towers Watson, and its work is still ongoing.

Compensation Policies and Practices as They Relate to the Company’s Risk Management.    In carrying out its responsibilities for establishing, reviewing and approving the Company’s compensation philosophy and policies and the terms and amount of compensation provided to the Company’s executive officers, including cash and equity incentive awards, the Compensation Committee has reviewed and discussed with management the Company’s compensation policies and practices of compensating its employees as these compensation practices and policies relate to risk management and potential risk-taking incentives. The purpose of this review is to ensure that our compensation programs and policies do not encourage excessive risk-taking. The Compensation Committee’s review and discussion covered, among other matters, the consistent risk profile and compensation structure among the Company’s various business units, the levels of control that a business unit’s employees can exert over the unit’s profitability, any potential timing differences between when any bonuses are awarded upon achievement of performance goals and when the income and risk associated with the goals would be realized, the balance between short-term and long-term incentive compensation and other compensation design issues to modulate risk-taking activities and align employee incentives with shareholder value. Based on such review and discussion, the Compensation Committee determined that the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company. The full Board considered and concurred with the Compensation Committee’s conclusion.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chantland, Coates, Giftos, Rennard and Starzel served on the Compensation Committee during 2009. No member of the Compensation Committee has served as an officer or employee of Pacer or any of its subsidiaries during the fiscal year or was formerly an officer of Pacer or any of its subsidiaries. In addition, during 2009, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining cash and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.

In this context, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

THE COMPENSATION COMMITTEE

J. Douglass Coates (Chairman)

Dennis A. Chantland

P. Michael Giftos

Robert S. Rennard

*The report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

AUDIT COMMITTEE

Responsibilities, Members and Meetings.    The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements. The Audit Committee also selects and engages our independent registered public accounting firm and approves their fees, and takes such actions as it deems necessary to satisfy itself that the registered public accounting firm is independent of management. Its duties include reviewing the adequacy of the Company’s internal controls and financial controls, reviewing the scope and results of the audit plans of the Company’s independent registered public accounting firm and the Company’s internal auditor, and assessing the Company’s financial reporting activities and accounting standards and principles. The Audit Committee must also pre-approve all audit and non-audit services performed by our independent registered public accounting firm.

The members of the Audit Committee are Messrs. Grassi (Chairman), Chantland, Coates and Rennard. The Audit Committee met ten times during 2009. Mr. Grassi joined the Audit Committee upon his appointment to the Board effective as of March 1, 2009. Mr. Chantland joined the Audit Committee upon his appointment to the Board effective as of June 1, 2009. Mr. Clarke chaired the Audit Committee until his resignation effective as of August 5, 2009. Mr. Starzel served on the Audit Committee through August 5, 2009, at which time the Board committees were reconstituted and Mr. Coates replaced Mr. Starzel as a member of the Audit Committee.

None of the members of the Audit Committee has participated in the preparation of the Company’s consolidated financial statements at any time within the last three years. The Audit Committee regularly meets privately with the independent registered public accounting firm and the Company’s internal auditor, reviews the appointment, performance and replacement of the internal auditor, has the sole authority to retain and dismiss the independent registered public accounting firm, and periodically reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee.

Committee Charter.    We have adopted a charter of the Audit Committee. The charter of the Audit Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Under its charter, the Audit Committee may conduct or authorize investigations into matters within the Committee’s scope of responsibilities, may, at the Company’s expense, retain independent counsel or other advisors and experts as it deems reasonably necessary to discharge its duties and may perform such additional activities and consider such other matters within the scope of its responsibilities, as the Audit Committee or the Board deems necessary or appropriate.

Audit Committee Financial Expert.    The Board has determined that Mr. Grassi qualifies as an “audit committee financial expert” as defined by the SEC and is “independent” as independent is defined in Rule 5605(a)(2) of the NASDAQ Rules and also independent for purposes of Section 10A(m)(3) of the Exchange Act and SEC Rule 10A-3(b)(1) thereunder. The Board has also determined that all members of the Audit Committee are able to read and understand fundamental financial statements and are financially sophisticated.

AUDIT COMMITTEE REPORT*

The Audit Committee oversees the Company’s accounting and financial reporting process on behalf of our Board. Management has the primary responsibility for establishing and maintaining an adequate system of internal control over financial reporting, for preparing the consolidated financial statements and for the public reporting process. PricewaterhouseCoopers LLP, or “PWC,” the Company’s independent registered public accounting firm, is responsible for expressing opinions on the Company’s consolidated financial statements, on the financial statement schedule, and on the effectiveness of the Company’s internal control over financial reporting based on their integrated audits.

In this context, the Audit Committee has met and held discussions with management and PWC regarding the audited consolidated financial statements of the Company for the year ended December 31, 2009, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PWC’s audit of the effectiveness of the Company’s internal control over financial reporting. Management has also represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with PWC that firm’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee (including Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (Codification of Statements on Auditing Standards, Vol. 1, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and letter from PWC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with PWC the independence of PWC from the Company and its management. The Audit Committee also concluded that PWC’s provision of audit and non-audit services to the Company is compatible with that firm’s independence.

The Audit Committee, with and without management present, discussed with PWC and the Company’s internal auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

THE AUDIT COMMITTEE

Robert J. Grassi (Chairman)

Dennis A. Chantland

J. Douglass Coates

Robert S. Rennard

*The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PWC served as our independent registered public accounting firm for the 2009 fiscal year. In addition to being engaged to audit Pacer’s consolidated financial statements and internal control over financial reporting and to review the consolidated financial statements included in Pacer’s quarterly reports on Form 10-Q, PWC also was engaged by Pacer during 2009 to perform certain non-audit services.

The following table presents fees for professional audit services rendered by PWC for the audit of our annual consolidated financial statements for the 2008 and 2009 fiscal years and fees for other services rendered by PWC during those periods. The fees from professional audit services rendered by PWC for each of 2008 and 2009 reflect the amount billed, or to be billed, by PWC for such services with respect to such fiscal year.

	2008	2009
Audit Fees (1)	$1,253,225	$1,361,370
Audit-Related Fees (2)	$491,902	$116,628
Tax Fees (3)	$181,775	$96,491
All Other Fees	—	—

(1)	During 2008 and 2009, PWC’s fees included work in connection with the year-end audit, quarterly reviews of the Company’s consolidated financial statements, other compliance-related services and services in connection with the internal control attestation required under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	During 2008, PWC’s fees included assurance work regarding internal controls in connection with the implementation of the SAP financial and accounting applications. During 2009, PWC’s fees included procedures related to transactional activity as well as additional assurance work regarding internal controls in connection with management’s implementation of the SAP financial and accounting applications.

(3)	During 2008 and 2009, tax services rendered by PWC included consultation, advice and other work in connection with cross-border transfer pricing matters and tax strategies and preparation of the Company’s consolidated federal and California combined tax returns and other state tax returns. In 2009, tax services also include tax assistance with tax filings by the Company’s non-U.S. based subsidiaries.

PWC did not perform any professional services related to financial information systems design and implementation for Pacer in fiscal 2008 or 2009.

All services by PWC referenced in the table above were approved by the Audit Committee pursuant to its policy on pre-approval of audit and non-audit services discussed below under the heading “Pre-approval of Audit and Non-Audit Services.”

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the accountants’ independence. The Audit Committee utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. During fiscal year 2009, the Audit Committee approved all audit and non-audit services and fees before the independent registered public accounting firm was formally engaged to render those services. The Committee’s current practice is to consider for pre-approval annually certain categories of audit, audit-related and tax-related services proposed to be provided by our independent registered public accounting firm for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services. The maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit or non-audit services, whether general or specific, are considered and, if appropriate, approved by the Audit Committee before any fees are paid to the independent registered public accounting firm. Any amounts in excess of the approved maximum fee require additional approval by the Audit Committee before payment.

PROPOSAL 2:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the 2009 fiscal year. The Audit Committee has selected PWC to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year. We are submitting our appointment of the independent registered public accounting firm for shareholder ratification at this annual meeting, subject to the Audit Committee’s discretion to change the appointment at any time during the year.

Our charter and bylaws do not require that our shareholders ratify the appointment of PWC as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PWC and may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in accounting firm would be in the best interests of the Company and its shareholders.

Representatives of PWC, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of March 5, 2010, for:

•	Each person or entity known by us to beneficially own more that 5% of our common stock;
•	Each executive officer named in the Summary Compensation Table set forth in this proxy statement, or the “Named Executive Officers;”
•	Each of our directors; and
•	All executive officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days of March 5, 2010, but excludes shares of common stock underlying options held by any other person.

Except in cases where community property laws apply or as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The percentage of beneficial ownership is based on 34,904,051 shares of common stock outstanding as of March 5, 2010.

	Common Stock Outstanding (1)	Common Stock Underlying Options Exercisable Within 60 Days		Total Number of Shares Beneficially Owned	Percent
Bank of America Corporation (2)	1,799,144	—		1,799,144	5.2
BlackRock, Inc. (3)	2,735,736	—		2,735,736	7.8
FMR LLC (4)	1,837,917	—		1,837,917	5.3
Daniel W. Avramovich	46,006	—		46,006	*
Adriene B. Bailey	17,177	—		17,177	*
Jeffrey R. Brashares	34,688	—		34,688	*
Dennis A. Chantland	—	—		—	*
J. Douglass Coates	3,000	6,000		9,000	*
P. Michael Giftos	975	9,000		9,975	*
Robert J. Grassi	—	3,000		3,000	*
Brian C. Kane	15,188	—		15,188	*
Michael F. Killea	10,396	90,000		100,396	*
Robert S. Rennard	3,000	12,000		15,000	*
Robert F. Starzel	1,500	12,000		13,500	*
Michael E. Uremovich	67,962	50,000	(5)	117,962	*
James E. Ward	5,040	—		5,040	*
All directors and executive officers as a group (16 persons)	222,478	185,600		408,078	1.2
*	Less than 1%.

(1)	Amounts shown in this column include shares of restricted stock granted to the executive officers under the 2006 Long-Term Incentive Plan. Portions of these amounts are subject to forfeiture in accordance with the executive officer’s award agreement, including termination of employment before the vesting dates ranging from June 1, 2010 through June 1, 2013.

(2)	Based on information contained in a Schedule 13G filed on January 29, 2010, Bank of America Corporation has shared voting power over 1,576,994 shares and shared dispositive power over 1,799,144 shares and sole voting or dispositive power over 0 shares; Bank of America, NA has sole voting and dispositive power over 22,000 shares, shared voting power over 1,551,694 shares, and shared dispositive power over 1,773,844 shares; Columbia Management Advisors, LLC has sole voting power over 1,550,657 shares, shared voting power over 0 shares, sole dispositive power over 1,763,870 shares and shared dispositive power over 9,974 shares; Banc of America Investment Advisors, Inc. has shared voting power over 1,037 shares and sole voting and dispositive power and shared dispositive power over 0 shares; and IQ Investment Advisors LLC has shared voting and dispositive power over 3,300 shares and sole voting and dispositive power over 0 shares. The business address for Bank of American Corporation is 100 North Tryon St., Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(3)

Based on information contained in a Schedule 13G filed on January 29, 2010, BlackRock, Inc. has sole voting and power over 2,735,736 shares and shared voting and dispositive power over 0 shares. The business address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)

Based on information contained in a Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on February 16, 2010, Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, or “Fidelity,” have sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 1,837,917 shares and shared voting power over 0 shares. Fidelity, a wholly owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of such shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The filing states that the ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 1,825,017 shares. The business address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	The options held by Mr. Uremovich were granted under the 2002 Stock Option Plan and will automatically terminate and become null and void on the three-month anniversary of the date on which he ceases to be a director, officer or employee of, or independent consultant to, the Company or one of its subsidiaries. Accordingly, since Mr. Uremovich is serving as a consultant to the Company, his options will remain in effect until the three-month anniversary of the termination of his service as a consultant. These options have an exercise price of $19.66 per share.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives.    This Compensation Discussion and Analysis, or “CD&A,” reports on the Company’s compensation principles for our Named Executive Officers, whose actual compensation earned during 2009 is set forth in the Summary Compensation Table following this CD&A.

The objectives of our executive compensation policies and programs are to:

•	provide competitive compensation systems that support the Company’s business strategies;
•	attract, retain and motivate over the long term high quality, productive individuals by maintaining competitive compensation relative to other companies in the marketplace;
•	focus our executives on achieving corporate and business unit financial and operational goals that are tied to their annual performance objectives; and
•	align management and shareholder interests through grants of equity-based incentive and retention awards.

Achievements Rewarded.    Our compensation programs are designed to retain the services of key executives and other employees and reward achievement of the Company’s financial goals, both on a company-wide and individual business unit basis. These programs are aimed at enhancing our overall business and in turn are expected to result in stock price appreciation to benefit our shareholders. For instance, each restricted stock award granted by the Company vests in four annual increments subject to the employee’s continued service to the Company on the vesting date, thus encouraging officers to stay in the Company’s employ and to work toward the appreciation of the Company’s stock price.

Compensation Components.    The compensation components for the Named Executive Officers include base salary, an annual performance-based cash incentive bonus, long-term equity-based awards, employment agreements providing for post-termination compensation in certain circumstances, and other customary benefits.

Our Compensation Committee has not established any formal or fixed policies or guidelines with respect to the mix of base salary, cash incentive compensation and equity awards to be paid or awarded to the Named Executive Officers. The Compensation Committee prefers instead a flexible approach to enable it to react to the general environment and market conditions as well as individual or specific needs. In general, however, our Compensation Committee believes that persons holding more senior positions with the Company should have a greater percentage of their compensation subject to performance requirements and seeks to link pay with measurable financial objectives to align the interests of our executive officers with our shareholders.

Base Salary.    The Company pays base salaries at levels believed to be necessary to attract and retain the Named Executive Officers and other key personnel. Historically, base salary levels have been assigned to positions based on job responsibilities, the Company’s historical salary levels for that position, the tenure of the person in the job, and informal internal reviews by our human resources department of salaries paid by similar enterprises for similarly situated employees. For newly hired executive officers, salaries are determined in negotiations to recruit these highly qualified executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, and the level of compensation required to induce the candidate to leave his or her current position.

To provide a more consistent approach and meet other goals listed below, during 2008 our human resources department undertook a salary and position grading initiative for all levels of employees of the Company. The initiative established grades for each position in the Company with an associated salary range, standard long-term equity grant recommendation, standard short-term incentive level (i.e., target base salary percentage for awards under the annual cash incentive plan) and perquisites (such as car allowance). The goal of the initiative was to establish a transparent salary structure that:

•	is consistent and fair for all employees and thereby enhances employee trust, engagement and motivation;
•	better supports our public disclosures and legal obligations for compensation programs;
•	establishes market levels for total compensation and perquisites and avoids under or over paying employees;
•	eliminates bureaucracy and administrative delay in making hiring and promotional decisions; and
•	bases compensation on the actual job attributes not on titles that may have been inconsistently applied in the past.

To examine our current job descriptions and create the initial grades and ranges for all Company employees, the human resources department engaged Salary.com, a provider of on-demand compensation management solutions. Salary.com provided us with market data on salary ranges and cash bonus percentages for all of the Company’s 26 job grades that Salary.com developed from approximately 250 different salary surveys available to them and a proprietary mathematical model. Due to their broad-based secondary research, no listing of component companies comprising their market data is available to Salary.com or to us. Upon receipt of the Salary.com recommendations, we validated the market data from Salary.com against two published salary surveys: the 2008/2009 Watson Wyatt Survey Report on Top Management Compensation (reporting data from 1,503 participating organizations) and the 2007 Compensation Survey of the Transportation Intermediaries Association, or TIA, a professional association for the third party logistics industry (reporting data from 197 organizations out of 906 TIA members who were solicited for participation in the salary survey).

In April 2009, due to the economic downturn and its impact on our profitability, the base salaries of all employees earning $50,000 or more, including the executive officers, were reduced by ten percent (10%), and the Company match to the 401(k) plan was suspended. No salary increases were awarded to any executive officers during 2009, except that in connection with his promotion to Chairman and CEO as of December 16, 2009, the Compensation Committee increased Mr. Avramovich’s salary to $500,000, which was adjusted to $450,000 to reflect the ongoing 10% salary reduction in effect for employees earning $50,000 or more. In setting Mr. Avramovich’s salary, the Compensation Committee considered, without any particular weighting, his importance to the Company’s ability to achieve its strategic initiatives, the compensation necessary to retain him and provide him with the basic incentive to achieve those initiatives, the salary paid to the Company’s previous chief executive officers and the expected reduction in the Company’s revenues and the size and complexity of operations after the sale of assets of our truck services unit and the transition of the wholesale east-west 53-foot container business under the new contractual arrangements with Union Pacific.

Annual Incentives.    In prior years, the Company has implemented a cash incentive plan for our Named Executive Officers and all other employees requiring the achievement of quantitative consolidated and business unit level financial objectives. In 2009, the Compensation Committee in consultation with the management team decided not to adopt an annual cash incentive plan due to the severe economic downturn and uncertainties involving several significant objectives (e.g., renegotiation of rail contracts and refinancing of credit facilities). The Compensation Committee decided not to grant any discretionary bonuses to any employees, including any executive officer, with respect to 2009.

In February 2010, the Compensation Committee adopted a 2010 cash incentive plan, or the “2010 Bonus Plan,” that provides for payment of cash bonuses subject to achievement of specified corporate financial objectives. Each of our executive officers, including the Named Executive Officers (other than Messrs. Uremovich and Brashares who are no longer employed by Pacer) is eligible to participate in the 2010 Bonus Plan. Bonuses payable under the 2010 Bonus Plan are contingent on the Company’s actual fiscal year 2010 operating income (before bonus pool allocation), as such operating income may be adjusted by the Committee in its discretion for certain items as described in the 2010 Bonus Plan, falling within specified minimum and maximum consolidated operating income targets established by the Committee, with 25% of the executive’s target bonus opportunity being payable if the minimum operating income target is achieved and 150% of the executive’s target bonus opportunity being payable if the maximum operating income target is achieved. For example, a Named Executive Officer with a target bonus equal to 50% of her base salary could receive a bonus equal to 12.5% of her base salary if the minimum operating income target is achieved and 75% of her base salary if the maximum operating income target is achieved. If the Company’s actual operating income falls between the minimum and the maximum target amounts, then a proportionate percentage of the bonus pool will be funded.

The Company has established individual bonus target opportunities for the Named Executive Officers and other Company employees, expressed as a percentage of the employee’s annual base salary that generally corresponds to the employee’s position grade within the Company’s unified compensation structure. The current base salaries of the Named Executive Officers (other than Messrs. Uremovich and Brashares who are no longer employed by the Company) are set forth in the table under the heading Employment and Related Agreements. The following table sets forth the target bonus opportunity (expressed as a percentage of base salary) of the Named Executive Officers (other than Messrs. Uremovich and Brashares who are no longer employed by the Company).

Name	Percentage of Base Salary
Daniel W. Avramovich	100%
Brian C. Kane	50%
Adriene B. Bailey	50%
Michael F. Killea	50%
James E. Ward	40%

The target bonus opportunity for each of the above Named Executive Officers, which is established in the executive’s employment agreement, is consistent with the target bonus opportunity that was in effect at the end of 2008 and during 2009, except for Mr. Avramovich’s bonus opportunity which was increased from 75% of base salary to 100% of base salary in connection with his promotion to Chairman and CEO on December 16, 2009. While no cash incentive was in effect during 2009, the target bonus opportunities for Mr. Uremovich and Mr. Brashares, whose services with the Company ended on December 15, 2009 and August 31, 2009, respectively, were 100% and 50%, respectively.

The target bonus percentages applicable for each job or position grade in the Company are tied to the Company’s unified compensation structure and, in the case of the Company’s executive officers, are approved by our Compensation Committee each year with the adoption of the annual cash incentive plan, including the 2010 Bonus Plan. Each employment agreement provides that the actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board. The percentage of base salary set as the target bonus opportunity increases for higher level jobs in recognition of the employees’ greater accountability and scope of control over the organization and in keeping with our Compensation Committee’s principle that a greater percentage of compensation should be at risk for more senior officers.

The 2010 Bonus Plan allows the final bonus pool to be allocated among eligible employees, other than the executive officers, by the business or functional unit head for employees in his or her business or functional unit. In the case of the CEO, the amount of any bonus will be set with reference to the formulas in the plan and is not subject to any discretion other than that which may be exercised by our Compensation Committee. In the case of the other executive officers, the amount of any bonus will be set with reference to the formulas in the plan, and is subject to the discretion of the CEO and the Compensation Committee.

Long-Term Compensation: Restricted Stock and other Awards under the 2006 Long-Term Incentive Plan.    In May 2007, the shareholders approved the adoption of the 2006 Long-Term Incentive Plan, or the “2006 Plan,” which allowed the Company to expand the range of equity-based incentives that may be issued to employees and consultants. The purpose of the 2006 Plan is to attract and retain the best available individuals for positions of substantial responsibility, provide incentive to employees and consultants to use their best efforts toward the Company’s continued success and to operate and manage the Company’s business in a manner that will provide for long-term growth and profitability, and align the long-term interests of employees and consultants with those of shareholders.

In 2009, the Compensation Committee did not grant any restricted stock or other equity awards to any of the Named Executive Officers. The Committee awarded restricted stock to Mr. Avramovich in connection with his hiring in June 2008. In March 2010, the Committee granted Mr. Avramovich an additional restricted stock award of 50,000 shares, vesting in 25% increments on June 1 of 2010, 2011, 2012 and 2013, thereby bringing his total restricted stock award to 100,000 shares, which is consistent with the number of restricted shares historically granted to the CEO. Grants of restricted stock were made to the other Named Executive Officers in 2007 and 2008. The number of shares awarded, vesting schedule and other terms of the initial grants made in 2007 and 2008 were recommended by management. Factors considered in setting the award levels and vesting periods included, with no particular weighting, the value of the restricted stock awards, the importance of the executives to the Company’s long-term success, and the historical award level for the position.

We believe that the vesting of these restricted stock awards in 25% installments based on continued service over four annual vesting dates will motivate the recipients to remain in the Company’s employ and to focus their efforts on operational and financial goals that will enhance shareholder value.

No compensation consultants were engaged specifically in connection with the restricted stock awards made in 2010, 2008 or 2007.

Long-Term Compensation: Stock Options under the 1999 and 2002 Stock Option Plans.    Before adoption of the 2006 Plan, the Company had two plans: the Pacer International, Inc. 1999 Stock Option Plan, as amended, or the “1999 Plan” and the Pacer International, Inc. 2002 Stock Option Plan, or the “2002 Plan,” providing solely for the grant of stock options. Our practice had been to grant options in connection with a person’s hiring or promotion or, less frequently, as a reward for strong work performance.

Options granted under the 1999 Plan before our initial public offering in 2002 were divided into three tranches, Tranche A, Tranche B and Tranche C. Tranche A options vested in five equal installments on the grant’s first five anniversary dates, provided the employee remained in Pacer’s employ on each anniversary date. Tranche B and C options vested on the seventh anniversary of the date of grant if the employee was employed by us on that date but may also have vested earlier in 20% increments over five years from the grant date if specified per share target values were attained. No options have been granted under the 1999 Plan since June 2002.

Options granted under the 2002 Plan generally vest in equal 20% increments on the first five anniversaries of the grant date. A few option grants under the 2002 Plan vest on the Tranche B and C schedule. With the adoption of the 2006 Plan, no further options have been or will be granted under the 2002 Plan.

Equity Grant Practices.    Our Compensation Committee has not generally exercised its discretion to amend stock option or restricted stock awards to change the vesting schedule or performance conditions (such as the stock price required for early vesting of the Tranche B or C options), except that in 2006, it approved amendments (applicable to all outstanding grants) to provide for accelerated vesting in the event of a change in control and, in 2007, in a few limited cases, approved the acceleration of vesting of options for some option holders in connection with their involuntary termination of employment.

All options and restricted stock granted since our initial public offering in 2002 have been granted with the approval of our Compensation Committee, and the exercise price of any options has been set at the closing price of our common stock on the date that the Compensation Committee approved the option grant. Generally, option grants and restricted stock awards are approved at our regularly scheduled quarterly meetings of our Board and its Committees, which are usually held just before we announce our quarterly or annual financial results. From time to time, our Compensation Committee has approved option grants outside of the regular meeting schedule by unanimous written consent to correspond to the date that a new non-employee director was appointed to the Board.

Other than our general practice of granting awards as discussed above, we have not adopted any program, plan or practice that requires us to grant equity-based awards on specified dates, and we have not made grants of awards that were timed to precede or follow the release or withholding of material non-public information. It is possible that we will establish programs and policies regarding the timing of equity-based awards in the future.

Impact of Restatement of Financial Statements.    Our Compensation Committee has not considered whether it would adjust or attempt to recover cash incentive compensation paid to any or all of our executive officers if the relevant performance objectives upon which such compensation were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts payable or paid. In accordance with Section 304 of the Sarbanes-Oxley Act of 2002, however, if we are required to restate our financial statements due to a material noncompliance with any financial reporting requirement under the federal securities laws as a result of misconduct, our CEO and CFO are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during such 12-month period. The 2006 Plan includes provisions to allow the plan administrator to direct the Company to recover all or a portion of any award under the plan or payment made to a grantee with respect to any fiscal year in which the Company’s financial statement are restated as a result of errors, omissions or fraud where such restatement negatively affects the Company’s financial results.

Employment Agreements.    As discussed below under the heading “Potential Payments Upon Termination or a Change in Control,” each of the Named Executive Officers has signed an employment agreement agreeing to certain post-termination covenants in exchange for salary continuation for an established severance period. The employment agreements also establish a minimum base salary and a target bonus opportunity. We believe that entering into these employment agreements is in the Company’s best interests because the executives’ post-termination covenants provide important protections for the Company’s proprietary information and key relationships and the severance benefits motivate the executives to stay in the Company’s employ and to stay focused on improving the Company’s performance. In April 2009, we entered into amendments with those officers subject to employment agreements to obtain their approval of the 10% salary reduction and agreed to calculate severance due under the employment agreements based on their respective salaries before the 10% pay reduction.

Supplemental Severance Program.    In February 2008, the Compensation Committee approved a supplemental severance program to mitigate the potential loss of key personnel to competitors or other opportunities offering greater certainty and stability. In designing this program, the Compensation Committee engaged independent outside counsel and an independent compensation consultant, Frederick W. Cook & Co., Inc. After consultation with independent counsel and compensation consultants and discussions with management, the Compensation Committee approved a supplemental severance program for certain employees of the Company, including each of the Named Executive Officers, that doubles the period during which severance would be payable, up to a maximum of 24 months, if the employee’s employment is terminated by the Company or its successor without cause or by the employee with “good reason” within 18 months after a change in control of the Company.

A key protection of the supplemental severance program for participants is the addition of the right to terminate their employment with the Company with “good reason” within 18 months after a change in control of the Company and to receive the increased severance payment. The employment agreements of the Named Executive Officers (other than Mr. Brashares) do not provide for severance pay if the executive resigns or terminates employment, even if the employment termination were for “good reason.” Under the supplemental severance program, an executive will have “good reason” to terminate his or her employment with the Company if within 18 months after a change in control his or her base salary, target bonus percentage, contractual employee benefits, title, responsibilities or authorities are reduced, the Company materially breaches the participant’s employment agreement or the participant is required to relocate more than 50 miles from his or her current business office location and such event is not cured within any applicable cure period. The complete definition of “good reason” under the supplemental severance program is set forth under the heading “Potential Payments Upon Termination or a Change in Control.” The definition of a “change in control” is the same as in the 1999, 2002 and 2006 Plans and is also set forth in the discussion under the heading “Potential Payments Upon Termination or a Change in Control.”

Under this supplemental severance program, no payments are due upon the single trigger of a change of control of the Company. Upon the double trigger of a change of control followed by termination of employment without cause or with good reason within the next 18 months, the period during which existing severance benefits are payable would be doubled, but not exceeding a period of 24 months. Our Compensation Committee determined that as a customary double-trigger program, this supplemental severance program would assist in preventing the loss of key executives and managers to other employers and opportunities, and would thereby maintain the specialized expertise, management experience and dedicated efforts of the Company’s key executives and managers, which are significant assets of an asset-light transportation and logistics company like Pacer. It also determined that providing executives and managers with the right to terminate with “good reason” would benefit the Company and its shareholders by helping preserve the senior and key management team during the period of uncertainty following a change in control.

Additional information about the supplemental severance program is set forth in the discussion below under the heading “Potential Payments Upon Termination or a Change in Control.”

Other Change in Control Benefits.    As discussed above, vesting of the stock options granted under the 1999 and 2002 Plans and the restricted stock and options granted to date under the 2006 Plan accelerate upon a change in control of the Company. Vesting of future awards under the 2006 Plan will accelerate upon a change in control unless the plan administrator determines otherwise at the time of the award. We believe that the terms of the equity compensation plans and the employment agreements enhanced by the supplemental severance program discussed above provide an appropriate balance of single trigger (change of control alone) and double trigger (change of control with termination of employment) conditions.

Policies Relating to $1 Million and other Deduction Limits.    Section 162 of the Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation of the Named Executive Officers in excess of $1 million unless certain conditions are met. These conditions include that such compensation is based on the attainment, as certified by a committee of two or more outside directors, of pre-established, objective performance goals established in advance by this Committee and paid under a plan approved by shareholders. Awards under the Company’s long-term incentive plans, including the 2006 Plan, are intended to comply with the conditions of Code Section 162(m) such that compensation earned under these plans would be deductible. The Committee may consider this limitation, among other factors, in making compensation decisions in the future but reserves the right to design and use compensation elements that may not be deductible under Code Section 162(m), if those elements are in the best interests of the Company. Section 280G of the Internal Revenue

Code limits the deductibility by the Company for federal income tax purposes of parachute payments after a change of control that exceed three times an employee’s base compensation amount, and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the executive who receives the excess payments. The supplemental severance program provides that if the payment of all or part of the increased severance benefit under the program would render the payments subject to the excise tax under Section 4999, then the enhanced severance benefit would be reduced such that the aggregate amount payable to the program participant that is included in the computation of parachute payments does not exceed 2.99 times the participant’s base amount (as defined in Section 280G).

Role of the CEO.    Our CEO generally makes initial recommendations to the Compensation Committee regarding base salary, salary adjustments, incentive compensation, including individual target bonus opportunity percentages, and other forms of cash and equity-based compensation to be paid other members of senior management. We expect that our Compensation Committee will continue to solicit input from our CEO with respect to compensation decisions affecting other members of the senior management team.

Committee Processes.    On at least an annual basis, our Compensation Committee approves the base salary and incentive compensation target of all executive officers. Our Compensation Committee has approved the grant of stock options under the 2002 Plan and the grant of restricted stock and options under the 2006 Plan and is expected to approve any future awards to grantees under the 2006 Plan.

2009 SUMMARY COMPENSATION TABLE (1)

The following Summary Compensation Table sets forth information regarding compensation earned in or with respect to the fiscal years ended December 31, 2009, December 26, 2008, and December 27, 2007 by the following:

1.	the two persons who served as our Chief Executive Officer during 2009;
2.	the person who served as our Chief Financial Officer during 2009;
3.	our three other most highly compensated executive officers who were serving as an executive officer at the end of 2009; and
4.	one person, Mr. Brashares, who was among our most highly compensated executive officers but who was no longer serving as an executive officer at the end of 2009.

All of these officers are referred to in this proxy statement as the “Named Executive Officers.” Messrs. Avramovich, Kane, Killea and Ward and Ms. Bailey are referred to as the “Continuing Executive Officers,” and Messrs. Brashares and Uremovich are referred to as the “Former Executives.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	All Other Compen- sation ($) (5)	Total ($) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel W. Avramovich	2009	$344,635	—	—	—	$37,781	$382,416
Chief Executive Officer & Chairman of the Board (7)
Michael E. Uremovich	2009	$552,231	—	—	—	$766,316	$1,318,547
Former Chief Executive Officer & Chairman of the Board (8)	2008	$506,885	—	—	$405,508	$80,717	$993,110
	2007	$450,000	$90,000	$2,764,000	—	$105,817	$3,409,817
Brian C. Kane	2009	$289,615	—	—	—	$13,931	$303,546
Executive Vice President, Chief Financial Officer (9)	2008	$263,462	—	$86,040	$88,000	$20,255	$457,757

Adriene B. Bailey	2009	$289,615	—	—	—	$20,798	$310,413
Executive Vice President, Chief Commercial Officer (10)
Michael F. Killea	2009	$347,538	—	—	—	$17,131	$364,669
Executive Vice President, Chief Legal Officer and General Counsel	2008	$332,303	—	—	$132,921	$24,473	$489,697
	2007	$309,338	$30,934	$414,600	—	$25,357	$780,229

James E. Ward	2009	$258,530	—	—	—	$10,680	$269,210
Executive Vice President, Chief Information Officer (11)
Jeffrey R. Brashares	2009	$213,263	—	—	—	$373,018	$586,281
Former Logistics Services Group President (12)	2008	$319,362	—	—	$127,745	$54,186	$501,293
	2007	$315,000	$31,500	$265,940	—	$47,501	$659,941

(1)	The columns relating to option awards, change in pension value and nonqualified deferred compensation earnings have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to, any of the Named Executive Officers with respect to 2007, 2008 or 2009.

(2)

The amounts in this column for 2007 set forth special discretionary cash awards made to the Named Executive Officers in that year. The Company did not achieve its minimum EPS target under the 2007 cash incentive plan, and, accordingly, none of the Named Executive Officers were eligible to receive a cash incentive under the 2007 cash incentive plan. However, the Compensation Committee approved a special discretionary cash incentive to all employees, including the Named Executive Officers, in an amount equivalent to 20% of the employee’s target bonus percentage. The Compensation Committee decided that this discretionary award would benefit the Company by sustaining the continued dedication of the Company’s current employees, motivating their heightened commitment to the Company to achieve its strategic and operational goals and rewarding the employees for their continued perseverance in a challenging economic and freight environment.

(3)	The amounts in this column set forth the grant date fair value of restricted stock awarded in the applicable year computed in accordance with FASB ASC Topic 718.

(4)	The amounts shown in this column represent payments earned under our 2008 annual cash incentive plans. There was no annual cash incentive plan in place for 2009 performance, and accordingly, no annual cash incentive payments were paid or earned with respect to 2009. For more information about our annual cash incentive plan, please see the discussion under the heading “Compensation Discussion and Analysis.”

(5)	The amounts in the column entitled “All Other Compensation” represent all other compensation not properly reportable in columns (c) – (f). The 2009 amounts include severance due under settlement agreements entered into in connection with termination of employment of (a) $720,000 payable to Mr. Uremovich for consulting services over the next three years at $240,000 per year plus the Company’s payment of relocation expenses and (b) $324,450 payable to Mr. Brashares (representing 12 months of annual base salary and paid over such period) plus the Company’s payment of group health insurance premiums under COBRA for 12 months. The Company’s obligation to pay severance to Messrs. Brashares and Uremovich is subject to the Former Executives’ compliance with the continuing covenants under their respective severance agreements. For all of the Named Executive Officers, the amounts for all years include 401(k) matching contributions (other than for Mr. Ward), premiums paid for life and disability insurance, dividends on unvested shares of restricted stock, and either a car allowance or the lease and repair payments for a company-supplied vehicle. For Messrs. Brashares and Avramovich and Ms. Bailey, the amounts in 2009 also included club dues and fees. Amounts for Mr. Uremovich in 2009 also include companion travel expenses. For Mr. Uremovich and Ms. Bailey, the amounts also include lodging expenses for their use of apartments in Dublin, Ohio. Except as itemized above, no perquisite or other personal benefits reported for the Named Executive Officers exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that Named Executive Officer.

(6)	The amounts in this column represent the dollar value of total compensation for the year, equal to the sum of columns (c) through (g).

(7)	Mr. Avramovich joined the Company in June 2008 and became CEO and Chairman of the Board as of December 16, 2009. He served as Chief Operating Officer until this promotion. He was not a Named Executive Officer in 2007 or 2008; accordingly, only compensation for 2009 is shown in the Summary Compensation Table.

(8)	Mr. Uremovich became CEO and Chairman of the Board in November 2006 and served in that position through December 15, 2009. He served as Vice Chairman until his promotion to CEO.

(9)	Mr. Kane became Executive Vice President, Chief Financial Officer effective September 15, 2008. He served in a number of senior positions with Pacer prior to that time but was not a Named Executive Officer in 2007; accordingly, only compensation for 2008 and 2009 is shown in the Summary Compensation Table.

(10)	Adriene B. Bailey joined the Company in 2000 and has held a number of senior positions but was not a Named Executive Officer in 2007 or 2008; accordingly, only compensation for 2009 is shown in the Summary Compensation Table.

(11)	James E. Ward has served as Executive Vice President, Chief Information Officer of the Company since April 2007. He was not a Named Executive Officer in 2007 or 2008; accordingly, only compensation for 2009 is shown in the Summary Compensation Table.

(12)	Mr. Brashares’ service to the Company ended as of the close of business on August 31, 2009.

2009 GRANTS OF PLAN–BASED AWARDS

In 2009, the Named Executive Officers did not participate in an annual cash incentive plan or equity incentive plan, and did not receive any restricted stock or other equity awards. Accordingly, the table on 2009 grants of plan-based awards is omitted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

The following table provides information as of December 31, 2009 regarding unexercised options and restricted stock awards held by each of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercis- able	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Daniel W. Avramovich	—	—	—	—	37,500	$118,500
Michael E. Uremovich	50,000	—	$19.66	1/27/2014	25,000	$79,000
Brian C. Kane	—	—	—	—	5,500	$17,380
Adriene B. Bailey	—	—	—	—	7,500	$23,700
Michael F. Killea	80,000 10,000	— —	$12.50 $19.65	8/22/2011 7/30/2013	3,750	$11,850
James E. Ward	—	—	—	—	3,000	$9,480
Jeffrey R. Brashares	—	—	—	—	—	—

(1)	The Stock Awards columns relating to “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” have been omitted because the Named Executive Officers do not have any unearned unexercised options or shares, units or rights relating to stock awards under an equity incentive plan.

(2)	Options granted to the Named Executive Officers vest in five equal annual installments beginning on the first anniversary of the grant dates, except for the grant to Mr. Killea with an exercise price of $12.50. The grant dates for the foregoing options are ten years before the option expiration date listed above. For example, the grant date for Mr. Uremovich’s option to purchase 50,000 shares was January 27, 2004. The options granted to Mr. Killea with a $12.50 exercise price were granted in 2001 under the 1999 Plan and are divided into two tranches, Tranche B and Tranche C. All unvested portions of the Tranche B and C options vested on August 22, 2008, which was seven (7) years from the grant date but could have vested earlier in 20% increments over five years from the grant date if specified earnings or per share targets had been attained. Of these options, 32,000 shares of the Tranche B and C options vested upon achievement of the specified earnings or per share targets.

(3)	The amounts in this column represent restricted stock awards granted under the 2006 Plan. The restricted stock awards vest in 25% increments, subject to the Named Executive Officer’s continued service to the Company on the next four annual vesting dates beginning on June 1, 2008 in the case of all the grants except the June 2008 grant of 4,000 shares to Mr. Kane, 8,000 shares to Ms. Bailey, and 50,000 shares to Mr. Avramovich, all of which began vesting on June 1, 2009.

(4)	The amount shown in this column represents the number of shares of restricted stock that have not vested as of December 31, 2009, multiplied by $3.16, the closing price of the Company’s common stock on December 31, 2009, the last day of the Company’s fiscal year. Under the terms of the restricted stock award agreement, unvested shares of restricted stock are forfeited on the date that the person’s status as an employee or consultant of the Company is terminated. Mr. Brashares’ employment with the Company ended as of the close of business on August 31, 2009; the unvested portion of his restricted stock (3,000 shares) was forfeited effective upon his retirement. Mr. Uremovich continues as a consultant to the Company under his severance arrangements; accordingly, the unvested portion of his restricted stock (25,000 shares) will continue to vest during the period in which he serves as a consultant.

The unvested portion of any of these restricted stock awards will vest immediately upon a change in control of Pacer or in the event of the death or disability of the grantee. For the definition of a change in control under the 2006 Plan, please see the additional information under the heading “Potential Payments Upon Termination or Change in Control.” Until the restricted shares have vested, the shares may not be sold, pledged or transferred.

The grantee is entitled to receive any cash dividends that may be declared on, and has the right to vote, the restricted shares. In January 2009, a dividend declared with respect to the 2008 fourth quarter was paid at the rate of $.15 per share. No dividends were declared in 2009.

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises and vesting of restricted stock held by our Named Executive Officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Daniel W. Avramovich	—	—	12,500	$38,500
Michael E. Uremovich	—	—	25,000	$77,000
Brian C. Kane	—	—	2,500	$7,700
Adriene B. Bailey	—	—	3,500	$10,780
Michael F. Killea	—	—	3,750	$11,550
James E. Ward	—	—	1,500	$4,620
Jeffrey R. Brashares	—	—	2,500	$7,700

(1)	The amount in this column represents the number of shares vested in 2009 multiplied by $3.08, the closing market price of our common stock on the June 1, 2009, vesting date of the shares.

PENSION BENEFITS

None of our Named Executive Officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION

None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements.    Each of the Continuing Executive Officers is a party to an employment agreement with the Company or one of its subsidiaries. The Former Executives are now parties to severance agreements with the Company. Each of the employment agreements with the Continuing Executive Officers provides for the Company to pay severance for a set period if the Company terminates the executive’s employment at any time without “cause.” Upon termination of employment for any reason, each of these officers is entitled to the unpaid portion of his base salary through the date of termination, reimbursement of business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated, such as vacation benefits, except for those benefits that require that the executive be employed as of the end of the applicable period for the benefits to accrue. If the executive’s employment were terminated by the Company without cause, the executive is also entitled to continued salary for the severance period listed below and a pro-rata bonus if and to the extent such bonuses were earned under the terms of the Company’s cash incentive plan with respect to the year in which the executive’s employment is terminated.

Upon an executive’s death or disability, the executive would also be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000. There is no obligation for the Company to continue to provide perquisites or health care benefits.

The severance periods for the Continuing Executive Officers in their employment agreements currently in effect are 12 months, except that Mr. Killea’s severance period is 24 months.

As defined under the employment agreements, “cause” means willful misconduct with respect to the business and affairs of the Company, willful neglect of the executive’s duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom the executive reports, the material breach of any provision of the employment agreement or any other written agreement between the executive and the Company and, if such breach is capable of being cured, the executive’s failure to cure such breach within 30 days of receipt of written notice thereof, the executive’s commission of a felony or an act of fraud or financial dishonesty with respect to the Company or the executive’s conviction of a crime involving moral turpitude or fraud.

Under the employment agreements, a change in control of the Company does not, in and of itself, trigger any entitlement to severance or other benefits or protections. All of the Continuing Executive Officers participate in the Company’s supplemental severance program. Under this program, the period during which severance benefit would be payable under the Continuing Executive Officer’s employment agreement is doubled (up to a maximum of 24 months) if the executive’s employment is terminated by the Company without cause or by the executive with good reason within 18 months after a change in control. Although a change in control alone does not trigger any entitlement to severance or other benefits under either the employment agreement or the supplemental severance program, outstanding equity awards do, however, become vested upon a change in control under applicable award agreements as discussed below.

Under their employment agreements, in order to be entitled to severance payments, each of the Continuing Executive Officers has agreed to not disclose our confidential business information and trade secrets; to grant and assign inventions to the Company; not to participate in a business that competes with us; and not to solicit our employees, customers, vendors, agents or contractors to alter adversely their relationship with us. Each of the Continuing Executive Officer’s entitlement to receive severance payments is contingent upon such executive’s not being in breach of any provision of his or her employment agreement that survives termination and not engaging in any activity or conduct proscribed by the confidentiality and noncompetition/nonsolicitation covenants in the employment agreement.

Equity Compensation.    Outstanding options granted under the 1999 and 2002 Plans automatically vest upon a change in control. Under the 2006 Plan, any award outstanding on the date of a change in control that is not yet exercisable and vested or earned on such date will become fully exercisable and vested or earned on the date of such change in control unless otherwise determined by the plan administrator on the grant date and set forth in the applicable award agreement. The plan administrator also has additional authority under the 2006 Plan to take other actions in connection with a change in control. All outstanding restricted stock and options granted to date under the 2006 Plan automatically vest upon a change in control.

As defined in the 1999, 2002 and 2006 Plans, a “change in control” occurs if:

(1)	any person or group (other than the Company, any subsidiary or Company employee benefit plan) becomes the beneficial owner of 50% or more of the Company’s voting securities;
(2)	a merger, consolidation, share exchange or other reorganization of the Company, other transaction requiring shareholder approval, or sale or disposition of all or substantially all of the Company’s assets is consummated unless immediately following the consummation of the transaction:
a.	more than 50% of the total combined voting power of the entity resulting from the transaction (or ultimate parent corporation) is held by voting securities of the Company immediately before the transaction and such voting power is in substantially the same proportion as the voting power of such voting securities of the Company immediately before the business combination, and
b.	a majority of the board or other governing body of the resulting entity were directors of the Company at the time that the transaction was approved;
(3)	the individuals constituting the Board as of August 1, 2006 (the “incumbent board”) cease to constitute a majority of the Board members; provided, however, that any individual who is approved by 2/3rds of the directors then constituting the Board will be considered part of the incumbent board unless the individual’s assumption of office occurs as a result of an actual or threatened proxy contest related to the election of directors; or
(4)	the shareholders approve a plan of complete liquidation or dissolution.

Supplemental Severance Program.    In February 2008, our Compensation Committee approved a supplemental severance program for certain employees of the Company, including the Named Executive Officers, that doubles the period of severance pay, up to a maximum of 24 months, if the employee’s employment is terminated by the Company without cause or by the employee with “good reason” within 18 months after a change in control of the Company. The employee will have “good reason” to terminate employment and receive the enhanced severance if any of the following events or circumstances occurs within 18 months after a change in control:

(1)	any reduction in the employee’s annual base salary, target bonus percentage or opportunity, employee benefits or fringe benefits required to be provided under the employee’s employment agreement, provided that the employee notifies the Company, in writing, of the reduction and, if the reduction is capable of being cured, the Company fails to cure it within 30 days after the Company’s receipt of the written notice;
(2)	any material reduction in the employee’s position, title, duties, reporting responsibilities or authorities; provided that the employee notifies the Company, in writing, of such material reduction and, if such material reduction is capable of being cured, the Company fails to cure it within 30 days after the Company’s receipt of the written notice;
(3)	any material breach by the Company of its obligations to the employee under any employment or other written agreement between the Company and the employee and, if such breach is capable of being cured, the Company fails to cure the same within 30 days after the Company’s receipt of written notice of such breach; or
(4)	the Company’s requirement that the employee relocate his or her principal office or place of employment with the Company or its subsidiary to a location that is more than fifty (50) miles from the present location of the employee’s principal office.

The definition of a change in control used in the supplemental severance program is the same as the definition used in the 1999, 2002 and 2006 Plans.

The following table describes the potential payments and benefits upon termination or a change in control of the Company for the Continuing Executive Officers as further explained in the footnotes below, assuming that the executive’s employment is terminated or a change in control has occurred, both effective as of December 31, 2009, the last day of our fiscal year.

	Termination of Employment		Change in Control
Name	Termination other than by the Company without Cause (1)	Termination by the Company without Cause (2)	Option Grants (3)	Stock Awards (4)	Termination by the Company without Cause or by the Employee with Good Reason within 18 months after a Change in Control (5)	Total
Daniel W. Avramovich	—	$500,000	—	$118,500	$1,000,000	$1,118,500
Brian C. Kane	—	$300,000	—	$17,380	$600,000	$617,380
Adriene B. Bailey	—	$300,000	—	$23,700	$600,000	$623,700
Michael F. Killea	—	$720,000	—	$11,850	$720,000	$731,850
James E. Ward	—	$267,800	—	$9,480	$535,600	$545,080

(1)	In the case of termination by the Company for cause, termination upon death or disability or voluntary resignation by the executive, the executive is entitled to unpaid base salary, unreimbursed business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated. The amount in this column assumes that as of the end of 2009 all accrued base salary had been paid, all business expenses have been paid and the executive had used all vacation time available so that no vacation pay or other employee benefit plan amounts were due and owing on the date of termination. Upon an executive’s death or disability, the executive would be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000.

(2)

Assuming that the Company had terminated the executive’s employment without cause effective as of December 31, 2009, the executive would have been entitled to continued salary for the severance period contained in his employment agreement and a pro-rata bonus if and to the extent such bonuses were earned under the terms of the Company’s cash incentive plan. The amount in this column assumes that each executive was terminated effective December 31, 2009. It is the Company’s policy to pay employees who are terminated without cause their severance amount based on salary before the 10% salary reduction effected in April 2009, and the Company has entered into amendments with the Continuing Executive Officers obtaining their approval of the 10% salary reduction and agreeing to calculate severance due under the employment agreements based on their salary before the 10% pay reduction. Accordingly, the amount shown is severance pay at their respective base salary amounts, adjusted to restore the 10% pay reduction, for 12 months (currently $500,000 for Mr. Avramovich, $300,000 for Mr. Kane and Ms. Bailey, and $267,800 for Mr. Ward) and for 24 months in the case of Mr. Killea (currently $360,000 per year). In the event a cash incentive plan is in effect during any year and that the applicable performance target for that year were achieved, the amount payable upon a termination without cause would be increased by an amount equal to such executive’s accrued bonus under the plan. Since no cash incentive plan was in effect during 2009 and no bonuses were paid, the amount in this column does not include any pro-rata incentive compensation plan payments. The amount shown is paid in bi-weekly installments over the severance period but has not been adjusted to present value. There is no obligation for the Company to continue to provide perquisites or health care benefits after termination. In the past for certain executive officers, on a case-by-case basis, the Company has agreed to pay for COBRA premiums for executives and to continue the car allowance during the severance period as consideration for certain concessions by the executive. Executives who have use of a car leased by the Company generally have been permitted to either buy the vehicle from the leasing company at the price established in the lease agreement or to return the vehicle as permitted under the lease agreement.

(3)	The amounts in this column represent the value of unvested options that would have vested upon a change of control and are calculated as the difference between the option exercise price and $3.16, the closing price of the Company’s common stock on December 31, 2009, the last day of the Company’s fiscal year, multiplied by the number of unvested options. None of the Continuing Executive Officers have any unvested options.

(4)	The amounts in this column represent the value of unvested shares of restricted stock that would have vested upon a change of control and is calculated by multiplying the number of unvested shares by $3.16, the closing price of the Company’s common stock on December 31, 2009.

(5)	The amounts in this column assume that a transaction meeting the definition of a change in control under the supplemental severance program had occurred within the prior 18 months and that the executive’s employment had been terminated without cause or by the employee with “good reason.” Since the employment agreements with Messrs. Avramovich, Kane, and Ward and Ms. Bailey provide for 12 months of severance pay at their respective base salary amounts, adjusted to restore the 10% pay reduction, the amount payable under the supplemental severance program adopted in February 2008 would be 24 months of severance pay. Currently under his employment agreement, Mr. Killea is entitled to 24 months of severance pay, but as a participant in the new supplemental severance program, he could terminate with “good reason” if circumstances meeting that definition occur within 18 months after a change of control, in which case he would be entitled to the same 24 months of severance.

Separation Agreements of Former Executive Officers.    Under the severance agreement entered into between Mr. Uremovich and the Company, which supersedes his employment agreement, Mr. Uremovich has been engaged to provide consulting services over a three year period at an annual fee of $240,000 (totaling $720,000). His right to the consulting fees is subject to his compliance with the continuing covenants in his severance agreement, including those related to confidentiality and noncompetition. The Company has also agreed to reimburse Mr. Uremovich up to $1,500 for relocation expenses. During the three year consulting period, as provided in the restricted stock award agreement, his award of 100,000 shares of restricted stock under the 2006 Plan (75,000 shares of which had vested as of the time he stepped down as Chairman and CEO) will vest in an additional 25% installment of 25,000 shares on June 1, 2010 and will remain subject to accelerated vesting in the event of a change in control (as defined in the 2006 Plan and as set forth above under the caption “Equity Compensation”) before June 1, 2010. The severance agreement also provides that, upon the occurrence of a change in control (again as defined in the 2006 Plan) at any time during the consulting period, the Company would pay Mr. Uremovich a single lump sum payment of the unpaid portion of the consulting fee for the balance of the consulting period following such change in control. Other than the acceleration of vesting of his restricted stock and the acceleration of unpaid consulting fees, Mr. Uremovich is not entitled to any payments upon a change in control.

Under the separation agreement entered into between Mr. Brashares and the Company, which supersedes his employment agreement, Mr. Brashares is continuing to receive the equivalent of his base salary of $324,450 (before the 10% salary reduction) for a period of 12 months beginning September 1, 2009, and the Company is also paying his health insurance premiums for continued coverage under COBRA during the same 12 months period, which will cost a total of $16,810. His right to severance is subject to his compliance with the continuing covenants in his severance agreement, including those related to confidentiality and noncompetition. Consistent with the terms of his employment agreement, the severance agreement provides for a bonus pro-rated through the period of service in 2009 if and to the extent such bonuses were earned under the terms of the 2009 cash incentive plan. Since the Company did not adopt a 2009 cash incentive plan, no pro-rata bonus is payable to Mr. Brashares. His 3,000 unvested shares of restricted stock were forfeited upon his termination of employment. Mr. Brashares is not entitled to any additional payments under such severance agreements upon a change in control.

EMPLOYMENT AND RELATED AGREEMENTS

As discussed above under the headings “Compensation Discussion and Analysis” and “Potential Payments Upon Termination or a Change in Control,” each of the Named Executive Officers (other than Messrs. Brashares and Uremovich who are parties to severance agreements with the Company) is a party to an employment agreement with the Company. Under these agreements, the executives have agreed to certain post-termination covenants in exchange for salary continuation for the established severance period. The duration of the severance periods and corresponding noncompete/nonsolicitation periods under the respective employment agreements are 12 months in the case of Messrs. Avramovich, Kane and Ward and Ms. Bailey and 24 months in the case of Mr. Killea. The post-termination covenants relate to not disclosing our confidential business information and trade secrets; disclosing, granting and assigning inventions to us; not participating in a business that competes with us; and not soliciting our employees, customers, vendors, agents or contractors to alter adversely their relationship with us.

The employment agreements also establish a minimum base salary and bonus target opportunity equal to a specified percentage of the executive’s base salary. Additional information about the employment agreements of each of the Continuing Executive Officers is set forth in the table below:

Name	Date of the Agreement	Minimum Base Salary (Current Base Salary with 10% pay reduction)(1)	Target Bonus Opportunity (2)
Daniel W. Avramovich (3)	June 30, 2008	$500,000 ($450,000)	100%
Adriene B. Bailey	March 20, 2009	$300,000 ($270,000)	50%
Brian C. Kane	February 16, 2009	$300,000 ($270,000)	50%
Michael F. Killea	August 22, 2001	$360,000 ($324,000)	50%
James E. Ward	May 1, 2007	$267,800 ($241,020)	40%

(1)	Each of the Named Executive Officers is subject to the Company’s 10% salary reduction currently in effect.

(2)	Each employment agreement provides that the actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board.

(3)	Mr. Avramovich’s base salary was increased from $350,000 to $500,000 ($450,000 after the 10% pay reduction) and his annual incentive plan target was increased from 75% to 100% of his base salary upon his promotion to Chairman and CEO on December 16, 2009.

Messrs. Uremovich and Brashares are no longer parties to an employment agreement with Pacer. Their employment agreements, which have been replaced by severance agreements, were substantially the same as the employment agreements in effect with the Continuing Executive Officers as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors, and any persons beneficially owning more than 10% of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are also required to furnish the Company with copies of the forms they file. Based solely on a review of copies of such reports we received and on written representations from certain reporting persons, we believe that during 2009, our executive officers and directors filed with the SEC on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them, except that one report covering the grant under the 2006 Plan of 2,000 shares of restricted stock to Mr. Brashares awarded in August 2007 was filed late (in June 2009) and the reports filed on June 3, 2009 relating to the payment of tax liabilities due upon the June 1, 2009 vesting of restricted stock held by Mr. Kane and Ms. Bailey omitted one transaction. Mr. Kane and Ms. Bailey each had two different awards of restricted stock that vested on June 1, 2009, but the withholding of shares in payment of tax liabilities from one of the restricted stock awards was not included in the original Form 4 report timely filed on June 3, 2009. This oversight was corrected with an amended filing on June 10, 2009. To the Company’s knowledge, there were no greater than 10% shareholders during 2009.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2011 annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than November 19, 2010. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Except for shareholder proposals to be included in our proxy statement and proxy card, to be timely under our bylaws, any nomination for director or other proposal made by a shareholder for consideration at the 2011 annual meeting of shareholders must be received by the Company no earlier than November 19, 2010 and not later than December 19, 2010. If we change the date of the 2011 annual meeting of shareholders to be earlier than March 30, 2011 or later than June 29, 2011, we must receive notice of the shareholder nomination or proposal (1) no earlier than 90 days before the actual meeting date nor later than 60 days before the actual meeting date or (2) the tenth day after the date on which public announcement of the annual meeting is first made, whichever is later. Any shareholder notice nominating any person as a director or making any other proposal must include certain information as specified in our bylaws. A summary of the requirements and information to be provided applicable to a shareholder filing a notice of nomination of director is described in this proxy statement under “Nominating and Corporate Governance Committee Procedures – Procedures for Shareholders Wishing to Nominate Director Candidates.” Any shareholder filing a notice to bring other business before the annual shareholder meeting must include in such notice the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters. You may obtain a copy of the relevant bylaw provisions by writing or calling the Company’s Corporate Secretary at the address and telephone number noted under “Other Matters” below. Our bylaws are also available on the “Investor” pages of our website at www.pacer.com.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals or nominations of which the Company does not receive notice by February 3, 2011. All shareholder proposals and nominations should be sent to 2300 Clayton Road, Suite 1200, Concord, CA 94520, Attention: Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

If a shareholder has requested that we mail a copy of this proxy statement, only one proxy statement and Annual Report on Form 10-K for our 2009 fiscal year will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of such shareholders. We will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report on Form 10-K for our 2009 fiscal year to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the proxy statement or Annual Report on Form 10-K now or with respect to future mailings (or to request to receive only one copy of our proxy statement or Annual Report on Form 10-K if multiple copies are being received) may write or call the Company’s Corporate Secretary at Pacer International, Inc., 2300 Clayton Road, Suite 1200, Concord, CA 94520, or (925) 887-1400.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Our Annual Report on Form 10-K for our 2009 fiscal year is available for shareholders at www.pacer.com. Upon request, we will furnish to shareholders without charge a copy of our Annual Report on Form 10-K for our 2009 fiscal year. The Form 10-K has been filed with the SEC. Shareholders may obtain a copy by writing or calling the Company’s Corporate Secretary at Pacer International, Inc., 2300 Clayton Road, Suite 1200, Concord, CA 94520, or (925) 887-1400.

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Ormand Taylor
Vice President, Assistant General Counsel and Corporate Secretary
Dated: March 19, 2010

You can now access your Pacer International, Inc. account online.

Access your Pacer International, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Pacer International, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The 2010 Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.pacer.com/annualmeeting.htm

▼  FOLD AND DETACH HERE  ▼

PROXY

PACER INTERNATIONAL, INC.

Annual Meeting of Shareholders – May 4, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael F. Killea and Lisa O. Taylor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pacer International, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 4, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
Address Change/Comments	SOUTH HACKENSACK, NJ 07606-9250
(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

	70149	Fulfillment 70150

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PACER INTERNATIONAL, INC.	INTERNET http://www.proxyvoting.com/pacr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEM 2.
							Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

Nominees: 01 Daniel W. Avramovich 02 Dennis A. Chantland 03 J. Douglass Coates 04 P. Michael Giftos	☐	☐	☐	2. Vote to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

				Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.